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Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-45030) of First International Bancorp, Inc. of our report dated June 18, 2001 relating to the financial statements of First International Bancorp, Inc. 401(k) Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

Hartford, CT
June 28, 2001








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